Exhibit 10.19
This document prepared by and
after recording return to:
Edmund S. Pittman, Esquire
McGuireWoods LLP
One James Center
901 East Cary Street
Richmond, Virginia 23219
Tax Parcel Nos.: Part of 019119, 019142, Part of 019178, 019215, 019238, 019239, 019241, 019242, 019244, Part of 019250, Part of 019253, Part of 019254, Part of 019179, Part of 019213, 019575, 008196, 008197, 008198, 008199, 008200, Part of 040245, Part of 040217, 038344, 009576, 007722, 038551, Part of 032869, Part of 034595, 032868, 032866, 032867, 034697 & 040575
AMENDED AND RESTATED AGREEMENT
THIS AMENDED AND RESTATED AGREEMENT (this “Agreement”) is entered into as of this 13th day of January, 2009 (the “Effective Date”), by and among ACIN LLC, a Delaware limited liability company (“ACIN”), with an address of 5260 Irwin Road, Huntington, West Virginia 25705; ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company (“Alpha”), with an address of P.O. Box 2345, Abingdon, Virginia 24212; PARAMONT COAL COMPANY VIRGINIA, LLC, a Delaware limited liability company (“Paramont”), with an address of P.O. Box 2345, Abingdon, Virginia 24212; and VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia public service corporation (“Virginia Power”), with an address of 5000 Dominion Boulevard, Glen Allen, Virginia 23060.
RECITALS:
A. ACIN, Virginia Power and Alpha entered into an Agreement dated as of February 17, 2006, a copy of which is attached hereto as Schedule I and made a part hereof (the “Existing Agreement”), pursuant to which ACIN and Alpha agreed to certain restrictions on coal mining activities on certain property owned by ACIN and located in Wise County, Virginia and more particularly identified in the Existing Agreement.
B. Virginia Power has now acquired the property affected by the Existing Agreement from ACIN and acquired additional property from other third parties, all of which is more particularly shown on Exhibit A attached hereto and made a part hereof (the property that Virginia Power has now acquired from ACIN and other third parties shall be collectively referred to as the “Property”).
C. At the request of Virginia Power, ACIN, Alpha and Paramont, as a sublessee of a portion of Alpha’s rights under the Alpha Lease (as hereinafter defined), have agreed to amend and restate the Existing Agreement in its entirety as hereinafter set forth, and to restrict coal mining activities and oil and gas exploration and development activities on the Property.

NOW, THEREFORE, for and in consideration of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
1. Ownership of Mineral and Mining Rights. ACIN represents and warrants to Virginia Power that it is the sole owner of all of the coal and coal mining rights with respect to the Property. With the exception of the recorded and unrecorded leases identified on Exhibit B attached hereto and made a part hereof, ACIN further represents and warrants to Virginia Power that it has not assigned, leased or otherwise transferred its rights to and interests in the coal and coal mining rights with respect to the Property to any third party.
2. Alpha Lease. Alpha represents and warrants to Virginia Power that, except for a sublease by Alpha to Paramont of a portion of Alpha’s rights under the Alpha Lease, Alpha has not assigned, subleased or otherwise transferred its rights under the Alpha Lease (as defined on Exhibit B attached hereto) with respect to the Property to any third party.
3. Equitable Lease. ACIN represents and warrants to Virginia Power that, pursuant to the terms of the Equitable Lease (as defined on Exhibit B attached hereto), the tenant thereunder must obtain the approval of ACIN in order to conduct any mining activities beneath that portion of the Property subject to the Equitable Lease and in order to locate any structures or equipment anywhere on the surface of that portion of the Property subject to the Equitable Lease. Since the date of the Existing Agreement, ACIN represents and warrants to Virginia Power that no such approvals have been granted to the tenant under the Equitable Lease. From and after the Effective Date, ACIN covenants and agrees not to grant any such approvals sought by the tenant under the Equitable Lease without the prior written consent of Virginia Power, which consent Virginia Power may grant or withhold in its sole and absolute discretion.
4. Restrictions on Mining Activities and Surface and Subsurface Rights on Property.
(a) ACIN, Alpha and Paramont each covenant and agree that they will not perform surface mining on or remove additional coal from any portion of the Property. Notwithstanding the foregoing, however, Virginia Power acknowledges and agrees that Alpha shall have the right to conduct first mining activities in the previously unmined portion of the Jawbone seam that is located: (i) to the north of the Paramont #3 Mine; and (ii) within the boundaries of the Property, which portion of the Property is identified as “FIRST MINING ONLY PERMITTED IN THIS AREA” on the plat attached hereto as Exhibit C and made a part hereof. For purposes of this Agreement, first mining activities shall mean removal of 50% or less of the coal in a manner that leaves coal pillar support.
(b) ACIN, Alpha and Paramont each hereby waive all of their rights to use the subsurface beneath that portion of the Property identified as “POWER PLANT & SOLID WASTE MANAGEMENT FACILITY BOUNDARY” on the plat attached hereto as Exhibit C and made a part hereof, including, without limitation, any existing mine works beneath the surface of that portion of the Property. Virginia Power acknowledges and agrees that, with the exception of the portion of the Property identified as “POWER PLANT & SOLID WASTE MANAGEMENT FACILITY BOUNDARY” on the plat attached hereto as Exhibit C and made a part hereof, Alpha may continue to use the existing mine works beneath the Property for mining operations other than the removal of coal, including, but not limited to, ventilation, drainage and transportation of personnel, supplies and coal, and rehabilitation work.

(c) ACIN, Alpha and Paramont each hereby waive all of their rights to use any portion of the surface of that portion of the Property identified as “POWER PLANT & SOLID WASTE MANAGEMENT FACILITY BOUNDARY” on the plat attached hereto as Exhibit C and made a part hereof. Notwithstanding the foregoing, however, Alpha shall retain the right to cross over and upon the surface of that portion of the Property identified as “POWER PLANT & SOLID WASTE MANAGEMENT FACILITY BOUNDARY” on the plat attached hereto as Exhibit C and made a part hereof for (i) the purpose of accessing, maintaining and removing (including performing any required reclamation work associated therewith) any permitted roads and dewatering pumps located on such portion of the Property as of the Effective Date and (ii) the purpose of accessing Alpha’s mining operations on other properties in the vicinity of the Property and the transportation of equipment, personnel, supplies and coal to and from other properties.
(d) Alpha and Paramont otherwise agree, in connection with the exercise of their leasehold and subleasehold rights, not to unreasonably interfere with the construction and operation of an electric power generation facility on the Property (the “Generation Facility”).
(e) Virginia Power covenants and agrees that any easements, licenses or other use agreements granting third parties the right to use any portion of the surface or subsurface of the Property shall be subject to all of the reserved rights of Alpha to use the surface and subsurface of the Property expressly set forth in this Paragraph 4.
5. Grout Stabilization. In connection with Virginia Power’s construction and operation of the solid waste management facility required to support the operation of the Generation Facility (the “Solid Waste Management Facility”) within that portion of the Property identified as “POWER PLANT & SOLID WASTE MANAGEMENT FACILITY BOUNDARY” on the plat attached hereto as Exhibit C and made a part hereof, Virginia Power has determined that it will be necessary for Virginia Power to stabilize that portion of the existing mine works beneath such portion of the Property and identified as “GROUT STABILIZATION AREA JAWBONE SEAM” on the plat attached hereto as Exhibit C and made a part hereof by injecting grout into such portion of the existing mine works (collectively, the “Stabilization Work”). Alpha and/or Paramont hereby consent to the performance of the Stabilization Work and agrees to provide access to the effected portions of the existing mine works to Virginia Power and its contractors for the sole purpose of performing the Stabilization Work. All Stabilization Work shall be performed at Virginia Power’s sole cost and expense.

6. Oil and Gas Exploration and Development. Notwithstanding anything contained in this Agreement to the contrary, ACIN and its lessees shall each have the right to explore for and develop oil, gas and coal bed methane gas beneath the Property, provided that, prior to commencing any such activities, ACIN and/or its lessees shall submit detailed plans and specifications setting forth the scope of such activities to Virginia Power for Virginia Power’s review and approval, which approval may be granted or withheld in Virginia Power’s sole and absolute discretion.
7. Waiver of Lost Coal Claims. ACIN recognizes that the limitations placed upon Alpha’s and Paramont’s mining operations in the Existing Agreement and in Paragraph 4 above do not permit recovery of all mineable coal under the Property or in areas adjacent to or accessed through the Property. Accordingly, ACIN covenants and agrees not to assert a lost coal claim for: (1) any area in which mining has been restricted under the Existing Agreement, (2) any area that could not be accessed because of the restrictions imposed under the Existing Agreement, (3) any area in which mining has been restricted under Paragraph 4 above or (4) any area that cannot be accessed because of the restrictions imposed under Paragraph 4.
8. Release by Virginia Power. Virginia Power hereby releases ACIN, Alpha, Paramont and their respective affiliates from liability for subsidence on the Property resulting from mining activities prior to the date of the Existing Agreement and for subsidence on the Property resulting from the mining activities permitted pursuant to the Existing Agreement and Paragraph 4 above.
9. Information Relating to Mining on the Property. Virginia Power acknowledges that ACIN and Alpha have provided to Virginia Power: (i) all documentation they have of undermined areas on the Property, (ii) all information they have on geotechnical testing with respect to the Property, and (iii) all drilling information they have with respect to the Property. Within ten (10) days following the commencement of any first mining activities on the Property that occur after the date hereof in the area permitted pursuant to Paragraph 4 above, Alpha further covenants and agrees to provide Virginia Power with maps showing the areas in which such first mining activities are being conducted, and, thereafter, if the areas in which such first mining activities are being conducted change, Alpha further covenants and agrees to promptly provide updated maps to Virginia Power showing any such changes.
10. Successors and Assigns. This Agreement shall be binding upon the parties hereto and each of their respective successors and assigns. In the event a party hereto desires to assign its rights and obligations under this Agreement to a third party, such party shall provide written notice of such assignment to the other parties hereto at least ten (10) days in advance of such assignment.

11. Covenants Running with the Land and Mineral Rights. The parties hereto each covenant and agree that the covenants, conditions and restrictions and all other terms of this Agreement shall be binding upon and inure to the benefit of their respective successors, successors-in-title and assigns and all other persons or entities having or hereafter acquiring any right, title or interest in the Property or the mineral and mining rights with respect to the Property, and all other persons and entities claiming by, through or under Virginia Power, ACIN, Alpha or Paramont and each of their respective successors, successors-in-title and assigns.
12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.
14. Existing Agreement. The parties hereto acknowledge and agree that this Agreement amends and restates and, therefore, supersedes the Existing Agreement in its entirety.
[SIGNATURE PAGES ATTACHED]

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

ACIN LLC,
a Delaware limited liability company

By:	NRP (Operating) LLC, a Delaware limited liability company
Its:	Sole Operating Manager

By:

Its:

STATE OF _______________________
CITY/COUNTY OF ________________
The foregoing instrument was acknowledged before me on this  _____  day of January, 2009, by  ___________,  ____________  of NRP (Operating) LLC, a Delaware limited liability company and the sole operating manager of ACIN LLC, on behalf of ACIN LLC, a Delaware limited liability company.
My commission expires:  ___________
Notarial Registration Number:  ____________

Notary Public
[SEAL]

ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company
By:
Paul A. Mullins
Vice President

STATE OF ___________________________
CITY/COUNTY OF ____________________
The foregoing instrument was acknowledged before me on this  _____  day of January, 2009, by Paul A. Mullins, Vice President of ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company, on behalf of the company.
My commission expires:  ___________
Notarial Registration Number:  ___________

Notary Public
[SEAL]

PARAMONT COAL COMPANY VIRGINIA, LLC, a Delaware limited liability company
By:
Stanley E. Bateman, Jr.
President and Manager

STATE OF __________________________
CITY/COUNTY OF ___________________
The foregoing instrument was acknowledged before me on this  _____  day of January, 2009, by Stanley E. Bateman, Jr., President and Manager of PARAMONT COAL COMPANY OF VIRGINIA, LLC, a Delaware limited liability company, on behalf of the company.
My commission expires:  ___________
Notarial Registration Number:  ___________

Notary Public
[SEAL]

VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia public service corporation

By:

Name:
Title:

COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF ___________________
The foregoing instrument was acknowledged before me on this  _____  day of January, 2009, by  _________,  _________  of VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia public service corporation, on behalf of such corporation.
My commission expires:  ____________
Notarial Registration Number:  ____________

Notary Public
[SEAL]

SHEDULE I
COPY OF EXISTING AGREEMENT
SEE ATTACHED

EXHIBIT A
Plat Depicting Property
SEE ATTACHED

EXHIBIT B
List of Existing Mineral and Mining Leases
ACIN:
1.	Coal Mining Lease with Alpha Land and Reserves, LLC, dated April 9, 2003, effective April 1, 2003 (the “Alpha Lease”)
2.	Amended and Restated Oil and Gas and Coal Seam Gas Lease with Equitable Production Company dated April 23, 2002 (the “Equitable Lease”)

EXHIBIT C
Plat
SEE ATTACHED

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